CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 23, 2012, with respect to the consolidated financial statements in the Annual Report of Horne International, Inc. on Form 10-K/A for the year December 25, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statements of Home International, Inc. on Form S-8 (File No. 33-113528, effective March 12, 2004 and File No. 33-114680, effective April 21, 2004).

Baltimore, Maryland
March 31, 2012